SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                ---------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 28, 2000



                            FRONTLINE CAPITAL GROUP
             (Formerly known as Reckson Service Industries, Inc.)

            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)

       0-30162                                              11-3383642
(Commission File Number)                            (IRS Employer Id. Number)

      1350 Avenue of the Americas
          New York, New York                                   10019
(Address of principal executive offices)                     (Zip Code)



                                (212) 931-8000
             (Registrant's telephone number, including area code)




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Item 5.          Other Events

     Name Change. On March 8, 2000, Reckson Service Industries, Inc. (the "Company") formally changed its name to FrontLine Capital Group. The Company's headquarters are currently located at 1350 Avenue of the Americas, New York, New York.

     Preferred Stock Issuances. From January 26, 2000 to March 17, 2000, the Company completed convertible preferred stock offerings to Warburg Dillon Read, LLC of an aggregate of 26,000 shares of 8.75% Cumulative Convertible Preferred Stock for net proceeds of $24.6 million.

     Dividends on the Preferred Stock are payable quarterly in cash or, at the Company's election, in common stock, provided certain conditions have been satisfied. The Preferred Stock is redeemable on or after the third anniversary of the date of issuance and is convertible at any time, at the option of the holder, on or after the one year anniversary of the date of issuance. The Preferred Stock is convertible into shares of the Company's common stock at prices ranging from $66.30 to $75.08.

     Warrant Issuance. On March 7, 2000, the Company entered into a Warrant Purchase Agreement with Gotham Partners, L.P. and affiliates ("Gotham"). Pursuant to such agreement the Company granted to Gotham a warrant to purchase an aggregate of 1,500,000 shares of common stock of the Company at a price of $70.00 per share. Gotham paid the Company an aggregate of $30,000,000.

Item 7.          Exhibits

     4.1 Specimen Warrant W-1, dated March 7, 2000, in the name Gotham Partners, L.P. to purchase 1,000,000 shares of common stock

     4.2 Specimen Warrant W-2, dated March 7, 2000, in the name Gotham Partners III, L.P. to purchase 50,000 shares of common stock

     4.3 Specimen Warrant W-3, dated March 7, 2000, in the name Gotham Partners International, Ltd. to purchase 450,000 shares of common stock

     4.4 Certificate of Designations Establishing and Fixing the Rights of Series A-1 Convertible Cumulative Preferred Stock

     4.5 Certificate of Designations Establishing and Fixing the Rights of Series A-2 Convertible Cumulative Preferred Stock

     4.6 Certificate of Designations Establishing and Fixing the Rights of Series A-3 Convertible Cumulative Preferred Stock

     4.7 Certificate of Designations Establishing and Fixing the Rights of Series A-4 Convertible Cumulative Preferred Stock

     4.8 Certificate of Designations Establishing and Fixing the Rights of Series A-5 Convertible Cumulative Preferred Stock

     4.9 Certificate of Designations Establishing and Fixing the Rights of Series A-6 Convertible Cumulative Preferred Stock

     10.1 Warrant Registration Rights Agreement, dated as of March 7, 2000 between Reckson Service Industries, Inc. and Gotham Partners, L.P., Gotham Partners III, L.P. and Gotham Partners International, Ltd.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      FRONTLINE CAPITAL GROUP



                                      By: /s/ Michael Maturo
                                          -------------------------------------
                                          Michael Maturo
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer


Date:  March 28, 2000